EXHIBIT 1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13G to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule, and any amendments thereto, jointly on behalf of each such party.

Dated as of June 10, 2009

Lighthouse Financial Group, LLC

By: Lighthouse Global Partners, LLC, as Managing Member

/s/  Jeffrey J. Morfit

(Signature)

Jeffrey J. Morfit, Managing Member

(Name/Title)

Lighthouse Global Partners, LLC

/s/  Jeffrey J. Morfit

(Signature)

Jeffrey J. Morfit, Managing Member

(Name/Title)

/s/ Jeffrey J. Morfit

Jeffrey J. Morfit

/s/  Robert J. Bradley

Robert J. Bradley